EXHIBIT 1.1

Execution Copy

SMARTHEAT, INC.

7,246,087 Shares of Common Stock

(Plus an Option to Acquire Up to 1,086,913 Shares to Cover Overallotments)

UNDERWRITING AGREEMENT

September 17, 2009

William Blair & Company, L.L.C.

  As Representative of the

  Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Section 1. Introductory. SmartHeat, Inc., a Nevada corporation (“Company”), has an authorized capital stock consisting of seventy-five million (75,000,000) shares of common stock, par value $0.001 per share (“Common Stock”), of which 24,194,425 shares were outstanding as of September 1, 2009, and no other shares of Common Stock will have been issued as of the First Closing Date (as hereinafter defined) except for shares of Common Stock issued upon the exercise of stock options and warrants outstanding as of the date hereof, shares of Common Stock issued pursuant to the Company’s director compensation policies or shares of Common Stock issued pursuant to this Agreement. The Company proposes to issue and sell 7,246,087 shares of its authorized but unissued Common Stock (“Underwritten Shares”) to the several underwriters named in Schedule A (“Underwriters”) as it may be amended by the Pricing Agreement (as hereinafter defined), who are acting severally and not jointly. In addition, the Company has granted the Underwriters options to purchase up to an aggregate of 1,086,913 additional shares of Common Stock (“Option Shares”) as provided in Section 4 hereof (collectively, the “Overallotment Option”). The Underwritten Shares and, to the extent such Overallotment Option is exercised in whole or in part, the Option Shares, are hereinafter collectively referred to as the “Shares.”

You have advised the Company that the Underwriters propose to make a public offering of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement (as hereinafter defined) has been executed and delivered.

Prior to the purchase and public offering of the Shares by the several Underwriters, the Company and the Representative, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of Exhibit A hereto (“Pricing Agreement”). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Representative and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Underwriting

Agreement (as it may be amended, supplemented or modified in accordance with its terms, this “Agreement”), as supplemented by the Pricing Agreement. From and after the time of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

The Company hereby confirms its agreement with the Underwriters as follows:

Section 2. Representations and Warranties of the Company. The Company represents and warrants to the several Underwriters that:

(a) A shelf registration statement on Form S-3 (File No. 333-160190), has been prepared and filed with the Securities and Exchange Commission (the “Commission”) by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1933 Act”; unless otherwise indicated all references herein to specific rules are rules promulgated under the 1933 Act) relating to securities of the Company, including Common Stock, to be issued from time to time by the Company; and the Company has so prepared and has filed such amendments thereto, if any, as may have been required to the date hereof and will file such additional amendments thereto as may hereafter be required. Such registration statement has been declared effective by the Commission. Such registration statement, including the exhibits thereto and the other information and documents deemed pursuant to Rule 430B under the 1933 Act to be part thereof as amended to (and including) the date of this Agreement, is hereinafter referred to as the “Registration Statement”. The term “Base Prospectus” means the prospectus, dated August 6, 2009, included in the Registration Statement. The Company shall prepare and file with the Commission pursuant to Rule 424(b) under the 1933 Act a prospectus supplement or supplements to the Base Prospectus that discloses the information previously omitted from the Base Prospectus in reliance on Rule 430B with respect to the offering and sale of the Shares and such further information with respect to the Company as the Company has previously advised you. The Base Prospectus, as supplemented by such prospectus supplement including pricing information specifically relating to the Shares in the form in which it shall be filed with the Commission pursuant to Rule 424(b) under the 1933 Act is hereinafter called the “Prospectus”. Any preliminary form of Prospectus relating to the Shares including the “subject to completion” legend required by Item 501(b)(10) under Regulation S-K which has heretofore been filed pursuant to Rule 424 under the 1933 Act is hereinafter called a “Preliminary Prospectus”. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus includes, in each case, the information, if any, deemed to be part thereof pursuant to Rule 430B under the 1933 Act and the documents incorporated by reference therein including periodic reports under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”). The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus, or the Prospectus shall be deemed to refer to and include the filing of any documents under the Exchange Act that are deemed to be incorporated therein by reference. Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) (“Rule 462(b) Registration Statement”) shall be deemed to be part of the “Registration Statement” as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the “Prospectus” as defined herein, as appropriate.

(b) The Commission has not issued any order preventing or suspending the use of the Base Prospectus or any Preliminary Prospectus, and each of the Base Prospectus and each Preliminary Prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and when the Registration Statement became effective, and at all times subsequent thereto, through and including the First Closing Date or the Second Closing Date (as hereinafter defined) as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, and the Prospectus and any amendments or supplements thereto, in all material respects conformed or will in all material respects conform to and comply with the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact, in the case of the Registration Statement or any amendment or supplement thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, or any amendment or supplement thereto, necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 9:00 a.m., New York Time, on the date of this Agreement or such other time as agreed by the Company and William Blair & Company, L.L.C.

“Time of Sale Prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus last filed before the Applicable Time, including any document incorporated by reference therein as of the Applicable Time.

Notwithstanding the foregoing, the representations and warranties of the Company set forth in this Section 2(b) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, any Preliminary Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in the preparation thereof.

(c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act or the Exchange Act, as applicable, were filed on a timely basis with the Commission and, when read together with the other information in the Prospectus, (i) at the time the Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the Applicable Time and (iii) at the First Closing Date (as hereinafter defined) did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(d) As used herein, the term “subsidiary” shall mean a subsidiary of the Company having financial statements that are consolidated with those of the Company for purposes of the Company’s audited consolidated financial statements. The Company’s subsidiaries are Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd., SmartHeat Siping Beifang Energy Technology Co., Ltd. and SanDeKe Co., Ltd. and the Company has no other subsidiaries. The Company and each of its subsidiaries have been duly incorporated or formed and are validly existing as corporations, limited liability companies, or similar People’s Republic of China (“PRC”) equivalent entities in good standing under the laws of their respective places of incorporation or formation, as the case may be, with all requisite power and authority to own their properties and conduct their business as described in the Prospectus under “Business”; the Company and each of its subsidiaries are duly qualified to do business as foreign corporations, limited liability companies, or PRC equivalent entities under the laws of, and are in good standing as such in, each jurisdiction in which they own or lease substantial properties, have an office, or in which substantial business is conducted and such qualification is required except in any such case where the failure to so qualify or be in good standing would not have a material adverse effect upon the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

(e) Other than director qualifying shares or interests and shares or interests held by persons other than the Company in jurisdictions requiring that such entity have more than one holder of shares or interests, the Company owns directly or indirectly 100 percent of the issued and outstanding capital stock or other ownership interest of each of its subsidiaries, free and clear of any claims, liens, encumbrances or security interests, and all of such capital stock has been duly authorized and validly issued and is fully paid and nonassessable.

(f) The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus under “Description of Securities and Securities We May Offer” have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus. There are no other shares of the Company’s capital stock outstanding except as set forth in such section of the Prospectus.

(g) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and (i) will conform to the description thereof contained in the Prospectus under “Description of Securities and Securities We May Offer”, (ii) will be free of any lien, security interest, mortgage, pledge, charge or encumbrance of any kind or preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company’s articles of incorporation or bylaws, any Legal Requirement (as hereinafter defined), contract or otherwise and (iii) will not be subject to any voting trust arrangements.

(h) The making and performance by the Company of this Agreement and the Pricing Agreement have been duly authorized by all necessary corporate action and will not (i) violate any provision of the Company’s charter or bylaws and (ii) result in the breach, or be in violation, of any of the terms and provisions of, or constitute a default or change of control under (A) any agreement, franchise, license, indenture, mortgage, deed of trust, or other instrument to which the Company or any subsidiary is a party or by which the Company, any subsidiary or the property of any of them may be bound or affected, or (B) any Legal Requirement (as hereinafter defined) applicable to the Company or any subsidiary of any Governmental Body (as hereinafter defined) or any order of any Governmental Body entered in any proceeding to which the Company or any subsidiary was or is now a party or by which it is bound. No consent, approval, authorization or other order of any Governmental Body is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for (i) compliance with the 1933 Act and blue sky laws applicable to the public offering of the Shares by the several Underwriters and (ii) compliance with the rules and requirements of The Nasdaq Stock Market, as applicable to the Company. This Agreement and the Pricing Agreement (upon the execution and delivery thereof) have been duly executed and delivered by the Company, and are legal, valid and binding agreements of the Company, except to the extent that enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act.

(i) The accountants who have expressed their opinions with respect to the financial statements and schedules included or incorporated by reference in the Registration Statement are an independent registered public accounting firm as required by the 1933 Act and the Exchange Act, and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

(j) The consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company as of the respective dates of such financial statements, and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Registration Statement or the Prospectus. The financial information set forth in the Prospectus under “Selected Consolidated Financial Data” presents fairly, on the basis stated in the Prospectus, the information set forth therein as of the respective dates and for the respective periods set forth therein. No other financial statements, pro forma financial information or schedules are required to be included or incorporated by reference in the Registration Statement, Time of Sale Prospectus or other Prospectus. All disclosures contained in the Registration Statement and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Commission’s rules and regulations) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable.

(k) Neither the Company nor any subsidiary (i) is in violation of its charter or other organizational documents, or (ii) is in default (A) under any consent decree, or (B) with respect to any material provision of any lease, loan agreement, franchise, license, permit or other contract obligation to which it is a party; and there does not exist any state of facts which constitutes an event of default as defined in such documents or which, with notice or lapse of time or both, would constitute such an event of default, except in each such case in this clause (B) for violations or defaults that neither singly nor in the aggregate could reasonably be expected to have a Material Adverse Effect.

(l) There are no Governmental Body proceedings material to the Company and its subsidiaries, taken as a whole, which are pending, or to the Company’s knowledge, threatened, to which the Company or any subsidiary is or may be a party or of which material property owned or leased by the Company or any subsidiary is or may be the subject, or related to environmental or discrimination matters that are not disclosed in the Prospectus under “Business – Governmental and Environmental Regulation”, or that question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

(m) There are no holders of securities of the Company having rights to registration thereof or preemptive rights to purchase Common Stock, except as disclosed in the Prospectus.

(n) The Company and each of its subsidiaries have good and marketable title to all the properties and assets reflected as owned in the consolidated financial statements incorporated by reference into the Prospectus, including, but not limited to, all tangible and intangible assets acquired by the Company or any of its subsidiaries in any asset or equity acquisition, which are subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those, if any, reflected in such consolidated financial statements (or elsewhere in the Prospectus) or that are not material to the Company and its subsidiaries taken as a whole, other than assets disposed of since the date of such balance sheet in the ordinary course of business. The Company and each of its subsidiaries hold their respective leased properties that are material to the Company and its subsidiaries taken as a whole under valid and binding leases.

(o) The Company has not taken and will not take prior to the earlier of the Second Closing Date or the expiration of the Overallotment Option (including any time after the effective date of the Registration Statement during which the Underwriters may be deemed to be making a public offering), directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as contemplated by the Prospectus, neither the Company nor its subsidiaries have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of their respective business and there has not been any material adverse change in their respective condition (financial or otherwise) or results of operations nor any material change in their respective capital stock, short-term debt or long-term debt.

(q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required.

(r) The Company, together with its subsidiaries, owns and possesses all right, title and interest in and to, or has duly licensed from third parties, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights (“Trade Rights”), material to the business of the Company and each of its subsidiaries taken as a whole. Neither the Company nor any of its subsidiaries has received any written notice of infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of and neither the Company nor any of its subsidiaries has infringed, misappropriated or otherwise conflicted with material Trade Rights of any third parties, which infringement, misappropriation or conflict could reasonably be expected to have a Material Adverse Effect. All assignments by the Company or its subsidiaries of any Trade Rights have been properly executed and are valid and enforceable against all such assignees of the Trade Rights. Any licensing or assignment of the Trade Rights by the Company or its subsidiaries has been properly consummated and properly recorded with the appropriate governmental agency, including the appropriate PRC Governmental Body. The Company or its subsidiaries are entitled to use all Trade Rights in the continued operation of their business without limitation, subject only to the terms of the licenses relating to the licensed Trade Rights. The Trade Rights have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Effect that is not otherwise disclosed in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(s) The conduct of the business of the Company and each of its subsidiaries is in compliance in all respects with applicable federal, national, provincial, state, local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body (“Legal Requirements”), except where the failure to be in compliance with any Legal Requirements would not have a Material Adverse Effect.

(t) All offers and sales of the Company’s issued and outstanding capital stock prior to the date hereof were either (1) made pursuant to an effective registration statement filed by the Company with the Commission under the 1933 Act or (2) at all relevant times exempt from the registration requirements of the 1933 Act and, in each case, were duly registered with or the subject of an available exemption from the registration requirements of the applicable state and local securities or blue sky laws.

(u) No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding taxes or duties are payable in any jurisdiction, including without limitation, the PRC, by or on behalf of the Underwriters to any PRC taxing authority in connection with (1) the issuance, sale and delivery of the Shares to the Underwriters and the delivery of such Shares to or for the account of the Underwriters, (ii) the initial sale and delivery by the Underwriters of such Shares to purchasers thereof, or (iii) the execution and delivery of this Agreement.

(v) The Company has filed all necessary U.S., PRC and other applicable national, provincial, federal and state and local income and franchise tax returns and has paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could be expected to have a Material Adverse Effect; all national, provincial and local PRC governmental tax relief, concessions, waivers, holidays and preferential treatments claimed or obtained by the Company and its subsidiaries are valid, binding and enforceable and do not violate any PRC law.

(w) A registration statement pursuant to Section 12(g) of the Exchange Act to register the Common Stock thereunder has been declared effective by the Commission pursuant to the Exchange Act, and the Common Stock is duly registered thereunder and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Shares under the Exchange Act and the Company has not received any notification of termination of such registration from the Commission.

(x) The Common Stock is listed on the NASDAQ Global Market and the Shares are duly approved for trading thereon. The Company has not received any notification of delisting or that the Commission or NASDAQ is contemplating initiating delisting procedures of the Common Stock.

(y) None of the Company nor any subsidiary is involved in any labor disputes with any of its employees and, to the knowledge of the Company, no employee has threatened the commencement of any labor disputes with the Company or any subsidiary, which, in either case, would reasonably be expected to result in a Material Adverse Effect, nor has the Company or any subsidiary received any notice of any bankruptcy, labor disturbance or other event affecting any of its principal suppliers or customers, which would reasonably be expected to result in a Material Adverse Effect. Each of the Company and each subsidiary is in compliance in all material respects with all Legal Requirements respecting employment and employment practices, terms and conditions of employment and wages and hours that are applicable to them. Neither the Company nor any subsidiary has received notice of any pending investigations involving the Company or any subsidiary by the U.S. Department of Labor, any PRC labor bureau or any other Governmental Body responsible for the enforcement of such Legal Requirements. There is no unfair labor practice charge or complaint against the Company or any subsidiary pending before the National Labor Relations Board, any PRC labor bureau, or any applicable foreign labor administration agencies, or any strike, picketing, boycott, labor dispute, slowdown or stoppage pending or, to the knowledge of the Company, threatened against or involving the Company or any subsidiary. No collective bargaining agreement exists among the employees of the Company or any subsidiary, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any subsidiary. Neither the Company nor any subsidiary has received notice that any grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any subsidiary. The Company and its subsidiaries are in compliance with employee social security contribution requirements, including, without limitation, the social security and pension contribution programs in the PRC.

(z) The Company is not, and does not intend to conduct its business in a manner in which it would become, an “investment company” as defined in Section 3(a) of the Investment Company Act of 1940, as amended (“Investment Company Act”).

(aa) No transaction has occurred between or among the Company or its subsidiaries and any of its officers or directors, stockholders or any affiliate or affiliates of any such officer or director or stockholder that is required to be and is not described in the Registration Statement and the Prospectus.

(bb) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(cc) The Company’s board of directors has validly appointed an audit committee whose composition satisfies the requirements of the Exchange Act and Rules 5601 and 5605 of the rules of the NASDAQ Global Market. The Company’s audit committee has adopted a charter that satisfies the Exchange Act and Rules 5601 and 5605 of the NASDAQ Global Market.

(dd) The Company and its subsidiaries are insured by insurers of national standing against such losses and risks and in such amounts as are customary in the business in which they engage or propose to engage after giving effect to the transactions as described in the Prospectus. To the knowledge of the Company, all policies of insurance and fidelity or surety bonds insuring the Company, its subsidiaries and their respective businesses, assets, employees, officers and directors are in full force and effect; and the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects.

(ee) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures included or incorporated by reference in the Registration Statement and Prospectus.

(ff) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(gg) Each of the Company and its subsidiaries complies in all respects with PRC advertising laws and related Legal Requirements, except where the failure to comply with such Legal Requirements would not individually or in the aggregate have a Material Adverse Effect.

(hh) The choice of laws of the State of Illinois as the governing law of this Agreement is a valid choice under the laws of the PRC and will be honored by courts in the PRC. The Company has the power to submit, and pursuant to Section 20 of this Agreement, has legally, validly, effectively and irrevocably submitted to, the personal jurisdiction of the State courts of the State of Illinois County of Cook and the United States District Court for the Northern District of Illinois.

(ii) Neither the Company, nor any subsidiary nor any of their respective properties, assets or revenues has any right of immunity under PRC law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any PRC, state or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement; and, to the extent that the Company, or any subsidiary or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 20 of this Agreement.

(jj) None of the Company or its subsidiaries, and to the knowledge of the Company, any of its respective officers, directors, managers, agents or employees have, directly or indirectly, made or authorized any contribution, payment or gift of funds, or property to any official, employee or agent of any governmental agency, authority or instrumentality in the PRC or any other jurisdiction where either the payment or gift or the purposes of such contribution, payment or gift was, is, or will be prohibited under the applicable Legal Requirements of any relevant locality at the time of such contribution, payment or gift, including without limitation, the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder.

(kk) Except as set forth in the Registration Statement, none of the Company’s subsidiaries are currently prohibited, directly or indirectly, from paying any dividends to their respective shareholders, nor are they so prohibited from making any other distribution on their respective share capital, from repaying to their respective shareholders any loans or advances or from transferring any of their respective property or assets to their respective shareholders or to any other subsidiary of the Company. Except as set forth in the Registration Statement and the Time of Sale Prospectus, any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of any of the Company’s subsidiaries may lawfully be paid to the their respective shareholders in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are not and will not be subject to withholding or other taxes in the PRC, are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC except for routine PRC foreign exchange procedures and tax withholding procedures.

(ll) Except as set forth in the Prospectus, all dividends and other distributions declared and payable on the Shares may under current PRC Legal Requirements be paid to the holders of the Shares in U.S. dollars and may be converted into foreign currency that may be transferred out of the PRC, and all such payments made to holders thereof or therein who are non-residents of the PRC will not be subject to income, withholding or other taxes under the Legal Requirements of the PRC or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the PRC or any political subdivision or taxing authority thereof or therein.

(mm) It is not necessary that this Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any Governmental Body in the PRC.

(nn) The Company and the subsidiaries have materially complied with, are not in material violation of, and have not received any written notices of violation with respect to any Legal Requirements applicable to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, reimbursement, storage, import, export or disposal of any product manufactured or distributed by the Company or the subsidiaries (“Applicable Laws”), or any license, certificate, approval, clearance, authorization, permit, supplement, or amendment required by any Applicable Laws to conduct its business as described in the Prospectus under “Business” (“Authorizations”). The Company and its subsidiaries possess all material Authorizations and such material Authorizations are in full force and effect. The Company and its subsidiaries are, and their products are, in compliance in all material respects with all Authorizations and Applicable Laws, including, but not limited to, all Legal Requirements administered, issued or enforced by any (a) nation, including without limitation, the United States and the PRC, principality, state, commonwealth, province territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental authority or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature having authority over the Company, its subsidiaries or any of their products or other governmental authority having authority over the Company, its subsidiaries or any of their products or property (“Governmental Body”). The Company and its subsidiaries have not receive notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other similar action from any Governmental Body alleging that any product, operation or activity is in material violation of any Applicable Laws or Authorizations and, to the knowledge of the Company, no such Governmental Body is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding. Each regulatory submission for the Company’s or its subsidiaries’ products has been filed, cleared, approved and maintained in compliance in all material respects with all Applicable Laws and Authorizations, including without limitation, applicable PRC Legal Requirements. To the knowledge of the Company, there are no facts which are reasonably likely to cause (A) the withdrawal, or recall of any products sold or intended to be sold by the Company or its subsidiaries, or (B) a suspension or revocation of any of the Company’s or subsidiaries’ Authorizations. The Company and its subsidiaries have not received notice (whether complete or pending) of any proceeding seeking recall, suspension or seizure of any products sold or intended to be sole by the Company or its subsidiaries.

(oo) The Company (A) is in compliance, in all material respects, with any and all applicable Legal Requirements promulgated by any and all Governmental Bodies relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received all material permits, licenses or other approvals required of it under applicable Occupational Laws to conduct its business as currently conducted; and (C) is in compliance, in all material respects, with all terms and conditions of such permit, license or approval. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and to the Company’s knowledge there are no facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.

(pp) The Company and each of its subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such subsidiary under PRC Legal Requirements) to comply with, and to ensure compliance by each of (i) its principal shareholders as disclosed in the Registration Statement and Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable Legal Requirements of the relevant PRC Governmental Body (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange (“SAFE”)) relating to overseas investment by PRC residents and citizens or overseas listings by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(qq) The entry into, and performance or enforcement of the this Agreement in accordance with its terms will not subject the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement.

(rr) Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and SAFE of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange, and the relevant provisions thereof which purport to require foreign companies acquiring PRC companies to obtain the approval of MOFCOM prior to the acquisition by the foreign company of such PRC company; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; and as of the date of the Prospectus and as of the date of this Agreement, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on the NASDAQ Global Market, the consummation of the transactions contemplated by this Agreement, nor is the CSRC, MOFCOM or other PRC governmental approval required in connection with the above. The Company and its subsidiaries have received all proper and necessary approvals, permits and authorizations from government bodies for its business transactions, including, without limitation, the Taiyu Transaction.

(ss) The statements under the captions “Risk Factors - Risks Related to Doing Business in China”; “Risk Factors - Risks Related to this Offering and Ownership of our Common Stock”; “Risk Factors - Risks Related to our Business”; and “Description of Securities and Securities We May Offer” in the Preliminary Prospectus as of the Applicable Time and in the Prospectus and under Item 15 in the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law or legal conclusions or proceedings, are fair and accurate summaries of the matters described therein, and (i) no material information has been omitted from such summaries which would make the same misleading in any material respect, and (ii) nothing has come to the attention of the Company that would lead it to believe that the CSRC is taking any action to require the Company to seek its approval for the consummation of the transactions contemplated under this Agreement or that would otherwise have a Material Adverse Effect.

(tt) Except as disclosed in the Registration Statement and Time of Sale Prospectus, there is neither pending nor, to the knowledge of the Company, threatened in writing, against the Company or any subsidiary any claim, action, suit, or proceeding at all or in equity, arbitration, investigation or inquiry to which the Company or any of its respective officers, directors or 5% or greater security holder is a party and involving the Company’s or any subsidiary’s properties or businesses, before or by any court, arbitration tribunal or governmental instrumentality, agency, or body.

(uu) At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the 1933 Act. The Company has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405.

(vv) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement and the Prospectus.

(ww) All statistical or market-related data, including any industry forecasts, included in the Registration Statement and the Prospectus are based on or derived from industry publications and sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, and no such sources are or were at any time under the Company’s control.

(xx) There is not pending or, to the knowledge of the Company, threatened, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator or mediator, which individually or in the aggregate, might reasonably be expected to result in a Material Adverse Effect.

Section 3. Representations and Warranties of the Underwriters.

(a) The Representative, on behalf of the several Underwriters, represents and warrants to the Company that the information set forth (a) on the cover page of the Prospectus with respect to price, underwriting discount and terms of the offering and (b) in all paragraphs under “Underwriting” in the Prospectus and only insofar as such information relates to the amount of selling concession and re-allowance or to over-allotment and related activities that may be undertaken by the Underwriters, is correct and complete in all material respects.

(b) The Representative, on behalf of the several Underwriters, represents and warrants to the Company that each of the Underwriters is aware that the Company is an “ineligible issuer” and may not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 433) or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405), and as such, no Underwriter has taken any action or prepared or distributed any materials that could be deemed a “free writing prospectus” of the Company, nor will any Underwriter take any action or prepare or distribute any materials that could be deemed a “free writing prospectus” of the Company.

Section 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters named in Schedule A hereto, and the Underwriters agree, severally and not jointly, to purchase the Underwritten Shares from the Company at the price per share set forth in Section 2 of the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule A hereto. The public offering price and the purchase price shall be set forth in the Pricing Agreement.

At 9:00 A.M., New York Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12) following the date hereof (or, if the Company has elected to rely upon Rule 430B, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company, the Company will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Underwritten Shares to be sold by it, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company. Such time of delivery and payment is herein referred to as the “First Closing Date.” The certificates for the Underwritten Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company prior to 10:00 A.M., New York Time, on the second business day preceding the First Closing Date, and will be made available at the Company’s expense for checking and packaging by the Representative at 10:00 A.M., New York Time, on the business day preceding the First Closing Date. If the Representative so elects, delivery of the Underwritten Shares may instead be made by credit through the full fast transfer facilities of The Depository Trust Company to the accounts designated by the Representative on behalf of the Underwriters. Payment for the Shares so to be delivered shall be made at the time and in the manner described above to an account designated by the Company prior to the First Closing Date.

In addition, on the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants the Overallotment Option to the Underwriters to purchase, severally and not jointly, up to an aggregate of 1,086,913 Option Shares, at the same purchase price per share to be paid for the Underwritten Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Underwritten Shares. The Overallotment Option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of this Agreement upon notice by you to the Company setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the “Second Closing Date,” shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by a fraction, the numerator of which is the number of Underwritten Shares to be purchased by such Underwriter as set forth opposite its name in Schedule A and the denominator of which is the total number of Underwritten Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). The manner of payment for and delivery of the Option Shares shall be the same as for the Underwritten Shares as specified in the preceding paragraph.

The Representative has advised the Company that each Underwriter has authorized the Representative to accept delivery of its Shares, to make payment and to receipt therefor. You, individually and not as the Representative of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

Section 5. Covenants of the Company. The Company covenants and agrees that:

(a) The Company will advise the Representative promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement relating to the Shares or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Shares, and will also advise you promptly of any request of the Commission for amendment or supplement of the Registration Statement, any new registration statement relating to the Shares, of any Preliminary Prospectus or of the Prospectus, or for additional information.

(b) The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment), any new registration statement relating to the Shares or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)) and will furnish you with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably and timely object.

(c) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or to file a new registration statement or amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act or the 1933 Act Regulations, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment, supplement or new registration statement which will correct such statement or omission or an amendment which will effect such compliance.

(d) The Company will effect the filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)). The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment. The Company has paid all requisite filing fees in accordance with Rule 457 of the 1933 Act.

(e) Neither the Company nor any of its subsidiaries will, prior to the First Closing Date, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

(f) Neither the Company nor any of its subsidiaries will acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the Overallotment Option, nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date after the date hereof and prior to the First Closing Date or Second Closing Date, as the case may be, except in either case as contemplated by the Prospectus.

(g) Within the time period prescribed by the Exchange Act, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

(h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an Underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (b) hereof, copies of the Registration Statement, the Prospectus, each Preliminary Prospectus, any documents incorporated by reference therein and all amendments and supplements to any such documents, in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

(i) The Common Stock, including the Shares, is a “covered security” as defined in Section 18 of the 1933 Act. If the Common Stock ceases to be a “covered security”, the Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the blue sky or similar laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

(j) During the period of two years hereafter, the Company will upon request furnish you with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or FINRA; and (ii) as soon as available, of each report of the Company mailed to stockholders.

(k) The Company will use the proceeds received by it from the sale of the Shares being sold by it in the manner specified in the Prospectus under “Use of Proceeds”.

(l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430B, then promptly following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430B and Rule 424(b), copies of an amended Prospectus, or, if required by such Rule 430B, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required and not yet filed, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement immediately after the execution of the Pricing Agreement and no later than 6:00 a.m. Eastern Time the next business day. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act.

(m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the NASDAQ Global Market.

(n) The Company agrees not to, directly or indirectly, (i) offer, issue, sell (including through any hedging transactions, “short” sales), assign, transfer, encumber, pledge, contract to sell, grant an option to purchase, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of any shares of Common Stock or securities convertible or exchangeable into, or exercisable for, Common Stock held of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act); (ii) enter any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Common Stock; or (iii) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (except, in each case, Common Stock issued pursuant to currently outstanding options, warrants or convertible securities and except for options to be granted under the Company’s existing employee benefit plans in the ordinary course or as disclosed in the Prospectus) during the period ending 180 days after this Agreement becomes effective (the “Lock-Up Period”) without the prior written consent of William Blair & Company, L.L.C., provided, that the foregoing restrictions shall not apply to (w) the Shares to be sold hereunder, (x) the issuance by the Company of any shares of Common Stock upon the exercise of options, warrants or other convertible instruments disclosed in the Prospectus as outstanding or other pre-existing issuance obligations, if any, as of the date of this Agreement, and (y) the issuance by the Company of options or other equity awards under the Company’s incentive plans as disclosed and described in the Prospectus or the documents incorporated by reference therein and consistent with past practices. Notwithstanding the foregoing, for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), or the applicable successor FINRA Rule when published, if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or publicly announces other material news or a material event or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18 day period beginning on the date of release of the earnings results or the public announcement regarding the material news or the occurrence of the material event, as applicable, unless William Blair & Company, L.L.C. waives, in writing, such extension. William Blair & Company, L.L.C. agrees to waive such extension if the provisions of NASD Rule 2711(f)(4) are not applicable to the release(s) or announcement(s) noted above. The Company shall cause each stockholder, officer and director of the Company listed on Schedule 1 to furnish to the Underwriters, on or prior to the date of this Agreement, a lock-up agreement substantially in the form of Exhibit D attached hereto.

(o) The Company and its subsidiaries will maintain such controls and other procedures, including, without limitation, those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(p) The Company and its subsidiaries will maintain a system of internal accounting controls designed to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) amounts reflected on the Company’s consolidated balance sheet for assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(q) The Company and its subsidiaries will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act.

(r) The Company will comply with the SAFE rules and regulations (the “SAFE Rules and Regulations”) in all material respects, and will use commercially reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or PRC citizens to comply with the SAFE Rules and Regulations applicable to them in connection with the Company, including, without limitation, requesting each shareholder that is, or is directly or indirectly owned or controlled by, a PRC resident or PRC citizen to complete any registration or procedures required under the applicable SAFE Rules and Regulations.

(s) Prior to the First Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or the earnings, business, operations or prospects of any of them, or the offering of the Shares, without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Representative reasonable time to comment on such release or other communication in advance of such issuance.

Section 6. Payment of Expenses. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company’s obligations hereunder, including, without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company’s independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each Preliminary Prospectus and the Prospectus (including all documents incorporated by reference therein, exhibits and financial statements) and all amendments and supplements provided for herein and any costs associated with the electronic delivery of any of the foregoing by the Underwriters to investors, compliance with the rules and regulations of The Nasdaq Stock Market, with this Agreement, and the Pricing Agreement and, if applicable, the Blue Sky Memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of its counsel and up to $10,000 of such fees and expenses for counsel for the Underwriters) incurred in connection with clearance of the offering of the Shares with FINRA and, if the Common Stock ceases to be a “covered security” within the meaning of Section 18 of the 1933 Act, qualifying or registering all or any part of the Shares for offer and sale under blue sky laws; and (iii) all fees and expenses of the Company’s transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters.

Section 7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Underwritten Shares on the First Closing Date

and the Option Shares on the Second Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company herein set forth as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions:

(a) The Registration Statement shall have become effective and prior to the First Closing Date or Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or you, shall be contemplated by the Commission.

(b) If the Company has elected to rely upon Rule 430B, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from the Prospectus in reliance on Rule 430B, shall have been filed with the Commission pursuant to Rule 424(b) in the manner and within the prescribed time period (without reliance on Rule 424(b)(8)) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b)).

(c) If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

(d) The Common Stock, including the Shares, is listed on the NASDAQ Global Market and is a “covered security” as defined in Section 18 of the 1933 Act.

(e) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement, any Preliminary Prospectus and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment.

(f) The Representative shall not have objected in writing to the Registration Statement, any Preliminary Prospectus or the Prospectus, or the Representative shall not have advised the Company that the Registration Statement, any Preliminary Prospectus or the Prospectus contains an untrue statement of fact, which, in the opinion of the Representative, is material or omits to state a fact which, in the opinion of the Representative, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(g) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries, whether or not arising in the ordinary course of business, which, in the judgment of the Representative, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby and in the Prospectus.

(h) There shall have been furnished to the Representative, as Representative of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

(i) An opinion of The Newman Law Firm, PLLC, counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, substantially in the form set forth on Exhibit B hereto.

(ii) An opinion of Holland & Hart LLP, special Nevada counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, substantially in the form set forth on Exhibit C hereto.

(iii) An opinion of Bejing Rhondos Law Firm, PRC counsel for the Company, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, substantially in the form set forth on Exhibit D hereto.

(iv) Such opinion or opinions of Winston & Strawn LLP, counsel for the Underwriters and Jun He Law Offices, PRC counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the existence of the Company, the validity of the Shares, the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

(v) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

(1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act; and

(3) subsequent to the date of the most recent financial statements included in the Registration Statement and Prospectus, and except as set forth or contemplated in the Prospectus, (A) none of the Company and its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, and (B) there has not been any material adverse change in the condition (financial or otherwise), business, assets or operations of the Company and its subsidiaries, taken as a whole, or any change in the capital stock or any material change in their short-term debt or long-term debt.

The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1), (2) and (3) of this subparagraph to be set forth in said certificate.

(vi) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, verifying that the specific statistical or financial figures included in the Prospectus which have not been otherwise verified by the letters referred to in subsection (i) below are accurate in all material respects, such verification to include the provision of documentary evidence supporting any such statistical or financial figures.

(vii) Such further certificates and documents as you may reasonably request.

(i) Concurrent with execution of this Agreement, there shall be delivered to you a letter addressed to the Underwriters, from Goldman, Parks, Kurland & Mohidin, L.L.P., independent registered public accountant firm (“Goldman Parks”), to be dated as of the Applicable Time, which letter shall cover, without limitation, the various financial disclosures, if any, contained in the Registration Statement and Prospectus as of such date and shall contain statements and information of the type customarily included in accountants’ “comfort letters” to underwriters, delivered according to Statement of Auditing Standards No. 72 and Statement of Auditing Standard No. 100 (or successor bulletins), with respect to the audited and unaudited financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus (the “Original Letter”). At the First Closing Date and, if the Overallotment Option is exercised, the Second Closing Date, as applicable, you shall have received from Goldman Parks, a letter, dated the First Closing Date or the Second Closing Date, as applicable, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original Letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the First Closing Date or the Second Closing Date, as applicable, which would require any change in the Original Letter if it were required to be dated and delivered at the First Closing Date, or the Second Closing Date, as applicable. There shall not have been any change or decrease specified in the letters referred to in this paragraph which makes it impractical or inadvisable in the judgment of the Representative to proceed with the public offering or purchase of the Shares as contemplated hereby.

(j) Prior to the time the Pricing Agreement is executed, there shall be delivered to you a lock-up letter substantially in the form of Exhibit D hereto from each of the Company’s executive officers and directors listed on Schedule 1 hereto.

All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to the Representative and to Winston & Strawn LLP, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

If any condition to the Underwriters’ obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company without liability on the part of any Underwriter or the Company, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 6 and 8 hereof and except to the extent provided in Section 10 hereof.

Section 8. Reimbursement of Underwriters’ Expenses. If the sale to the Underwriters of the Underwritten Shares on the First Closing Date is not consummated because any condition of the Underwriters’ obligations hereunder is not satisfied or timely waived in writing or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 6 and Section 10 shall at all times be effective and shall apply.

Section 9. Effectiveness of Registration Statement. The Representative and the Company will each use their best efforts to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

Section 10. Indemnification.

(a) The Company agrees to indemnify and hold harmless each Underwriter, its respective affiliates, directors and officers and employees, and each person, if any,

who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other Legal Requirements (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time specified in Rule 430B, if applicable, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished by the Company by or on behalf of any Underwriter, specifically for use therein. In addition to their other obligations under this Section 10(a), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(a), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter will severally, and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, or controlling person may become subject under the 1933 Act, the Exchange Act or other Legal Requirements

(including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with (i) the information furnished to the Company by such Underwriter specifically for use in the preparation thereof or (ii) any representation or warranty of such Underwriter pursuant to Section 3 hereof; and will reimburse any legal or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. In addition to their other obligations under this Section 10(b), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 10(b), they will reimburse the Company on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters’ obligation to reimburse the Company for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject in connection with or as a result of any Underwriter’s engagement or selection by the Company to act as an Underwriter or any determination by the Company to (i) not select any other person to act as an underwriter or perform services with respect to the proposed public offering of the Shares, (ii) not pay any fee to any person with respect to the proposed public offering of the Shares, or (iii) terminate any agreement or arrangement with any person to provide financial advisory or similar services to the Company. In addition to their other obligations under this Section 10(c), the Company agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any matter described in this Section 10(c), it will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(d) Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 10, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was materially prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 10 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representative in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability arising out of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Any indemnifying party shall not be liable for any settlement of any action or proceeding effected without its written consent, which consent shall not be unreasonably withheld.

(e) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under paragraphs (a) or (b) hereof in respect of any losses, claims, damages or liabilities referred to therein (including in settlement of litigation, if such settlement is effected with the consent of the contributing party), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion in the case of the Company, as the total price paid to the Company for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), bears to, and in the case of the Underwriters, as the underwriting discount received by them bears to, the total of such amounts paid to the Company and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus under “Underwriting”. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth in paragraph (d) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 10(e), no Underwriter shall be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in Section 2 of the Pricing Agreement actually received by such Underwriter pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f) The obligations of the Company under this Section 10 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the

Underwriters within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act; and the obligations of the Underwriter under this Section 10 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its respective officers, directors and each person who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the Exchange Act.

(g) The provisions of this Section shall survive any termination of this Agreement and the issuance and delivery of the Shares hereunder.

Section 11. Default of Underwriters. It shall be a condition to the Agreement and obligation of the Company to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representative of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date, the nondefaulting Underwriters may make arrangements satisfactory to the Company for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date, the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the nondefaulting Underwriters and the Company for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the nondefaulting Underwriters or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

Section 12. Effective Date. This Agreement shall become effective immediately as to Sections 6, 8, 10 and 13 and as to all other provisions at 10:00 A.M., New York Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday); but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of written communications (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

Section 13. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

(a) This Agreement may be terminated by the Company by notice to you, or by you by notice to the Company at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company.

(b) This Agreement may be terminated by you prior to the First Closing Date, and the options referred to in Section 4, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused, or been unable, at or prior to the Second Closing Date, to perform any material agreement on its part to be performed hereunder, (ii) trading in any securities of the Company shall have been suspended or materially limited by the Commission, the New York Stock Exchange or The Nasdaq Stock Market or minimum or maximum prices shall have been established or maximum ranges for prices shall have been required on such exchange or market, or (iii) a banking moratorium shall have been declared by federal or state authorities or a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) there shall have been any adverse change in financial markets or in political, economic or financial conditions that, in the opinion of the Representative, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (v) there shall have been an outbreak or escalation of major armed hostilities between the United States or China and any foreign power or terrorist organization or other calamity or crisis or change or development involving a prospective change in political, economic or financial conditions that, in the opinion of the Representative, makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company (except to the extent provided in Section 10 hereof) or on the part of the Company to any Underwriter (except for expenses to be paid or reimbursed pursuant to Section 8 hereof and except to the extent provided in Section 10 hereof).

Section 14. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, and will survive delivery of and payment for the Shares sold hereunder.

Section 15. Notices. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or emailed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Eric L. Cohen c/o Winston & Strawn LLP, 200 Park Avenue, New York, New York 10166; if sent to the Company will be mailed, delivered or emailed and confirmed to the Company at its corporate headquarters with a copy to Robert Newman c/o The Newman Law Firm, PLLC, 14 Wall Street, 20th Floor, New York, New York 10005.

Section 16. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Shares contemplated by this Agreement and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Shares contemplated by this Agreement or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Shares contemplated by this Agreement except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Shares contemplated by this Agreement and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 17. Successors. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

Section 18. Representation of Underwriters. You will act as Representative for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

Section 19. Partial Unenforceability. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

Section 20. Applicable Law. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. Each party hereby irrevocably submits to the jurisdiction of the state courts sitting in Cook County in the State of Illinois and the federal courts in the Northern District of Illinois for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the Underwriters including you, all in accordance with its terms.

Very truly yours,

SMARTHEAT, INC.

By:	/s/ Jun Wang
Name:	Jun Wang
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C. Acting as Representative of the Underwriters named in Schedule A

By:	William Blair & Company, L.L.C.

By:	/s/ Mark Brady
Name:	Mark Brady
Title:	Principal

SCHEDULE A

Underwriter	Number of Underwritten Shares to be Purchased

William Blair & Company, L.L.C.	4,709,957
BMO Capital Markets, Corp.	2,536,130

Total	7,246,087

EXHIBIT A

SMARTHEAT, INC.

7,246,087 Shares of Common Stock

(Plus an Option to Acquire up to 1,086,913 Shares to Cover Overallotments)

PRICING AGREEMENT

September 17, 2009

William Blair & Company, L.L.C.

  As Representative of the

  Underwriters Named in Schedule A

c/o William Blair & Company, L.L.C.

222 West Adams Street

Chicago, Illinois 60606

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement dated September 17, 2009 (the “Underwriting Agreement”) relating to the sale by the Company and the purchase by Underwriters for whom William Blair & Company, L.L.C. is acting as representative (the “Representative”) of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

Pursuant to Section 4 of the Underwriting Agreement, the Company agrees with the Representative as follows:

1. The public offering price per share for the Shares shall be $9.00.

2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $8.37, being an amount equal to the public offering price set forth above less $0.63 per share.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms.

Very truly yours,

SMARTHEAT, INC.

By:
Name:
Title:

The foregoing Agreement is hereby

confirmed and accepted as of

the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.
Acting as Representative of the Underwriters named in Schedule A

By:	William Blair & Company, L.L.C.

By:
Name:
Title:

Schedule to Pricing Agreement

Pricing Term Sheet

Issuer:	SmartHeat, Inc.

Title of Securities:	Common Stock, $.001 par value

Stock Symbol/Exchange:	HEAT / NASDAQ Global Market

Format:	SEC Registered

Trade Date:	September 17, 2009

Closing Date:	September [22], 2009

Total Number of Underwritten Shares Offered and Sold:	7,246,087 shares

Over-Allotment Option to Purchase Additional Shares	1,086,913 shares

Price to the Public:	$9.00 per share; $65,214,783 total (or $74,997,000 if the Underwriters’ Over-Allotment Option is exercised in full)

Underwriting Discounts and Commissions:	$0.63 per share; $4,565,035 total (or $5,249,790 if the Underwriters’ Over-Allotment Option is exercised in full)

Sole Book-Running Manager	William Blair & Company, L.L.C.

Co-Lead Manager	BMO Capital Markets Corp.

Exhibit B

Form of The Newman Law Firm, PLLC Opinion

1.	Except as disclosed in the Registration Statement (including Exhibit 21 to the Company’s Registration Statement on Form S-1 dated October 17, 2008 incorporated by reference therein) and the Prospectus, and other than director qualifying shares or interests and shares or interests held by persons other than the Company in jurisdictions requiring that such entity have more than one holder of shares or interests, the Company owns directly or indirectly all of the issued and outstanding capital stock, or its equivalent, of each subsidiary of the Company and, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity or any mortgage and to the best of our knowledge none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any security holder of such subsidiary of the Company.

2.	The authorized capital stock of the Company is as set forth under the caption “Capitalization” in the Time of Sale Prospectus and in the Prospectus as of the respective dates stated therein. All shares of common stock of the Company shown as issued and outstanding on an actual basis under said caption were duly authorized and, assuming the receipt of consideration therefore as provided in resolutions of the Company’s Board of Directors authorizing issuance thereof, are validly issued, fully paid and non-assessable. To the best of our knowledge, none of the shares of Common Stock outstanding as of such date was issued in violation of preemptive rights of any stockholder of the Company arising by operation of law or under the Company’s Certificate of Incorporation or Bylaws.

3.	Except as disclosed in the Time of Sale Prospectus, the Prospectus, in the electronic data room set up on www.netdocuments.com or in any other written agreement or understanding to which the Company or a subsidiary thereof is a party attached as an exhibit to a report filed with the Commission, (i) there are no authorized or outstanding options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such capital stock other than pursuant to equity incentive plans described in the Time of Sale Prospectus and in the Prospectus; (ii) no stockholder of the Company has any right of first refusal or other similar right to subscribe for or purchase the Shares; and (iii) no holder of any securities of the Company has the right, which has not been satisfied or waived, (a) to have any shares of common stock or other securities of the Company included in the Registration Statement or (b) as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any securities of the Company.

4.	The issuance of the Shares by the Company is not subject to preemptive rights or other similar rights of any security holder of the Company.

5.	The Underwriting Agreement and the Pricing Agreement and the performance of the Company’s obligations under such agreements have been duly authorized by all necessary corporate action and the Underwriting Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which we express no opinion; and no authorization, approval, consent or order of, or qualification with, any court or governmental authority, other than such as have previously been obtained on or prior to the date hereof and are in full force and effect, including, without limitation, registration of the Shares under the 1933 Act and of the common stock of the Company under the Exchange Act; provided, however, we do not express any opinion with respect to the foregoing regarding state securities laws and blue sky laws and the approval of the Financial Institute Regulatory Authority of the terms and conditions of the Underwriting Agreement.

6.	The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Pricing Agreement, including the issuance and sale of the Shares in accordance with the Underwriting Agreement and the Pricing Agreement, do not violate (a) the Company’s Certificate of Incorporation or By-laws, (b) any federal statute, rule, or regulation, or (c) existing obligation of the Company under the express terms of any court order which, to the best of our knowledge, names the Company or any of its subsidiaries and is specifically directed to it or its property.

7.	To the best of our knowledge, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Pricing Agreement, including the issuance and sale of the Shares in accordance with the Underwriting Agreement and the Pricing Agreement, do not breach or constitute a default or an event which, with the giving of notice or the passage of time or both, would constitute a default under of any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument filed as an exhibit to the Registration Statement or any document incorporated by reference therein.

8.	When issued in accordance with the provisions of the Underwriting Agreement, the Shares will be duly authorized, validly issued, fully paid and non-assessable. The Shares have been authorized for listing and admitted for trading, subject to official notice of issuance, on the NASDAQ Global Market.

9.	The Registration Statement has become effective under the 1933 Act, and to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Base Prospectus has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

10.	The Registration Statement and the Prospectus as of their respective effective or issue dates (except for the financial statements and related notes and supporting schedules included therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act.

11.	The documents incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act. We are not aware of any contracts or documents required to be filed as exhibits to the Registration Statement or Prospectus, or described in the Registration Statement, the Time of Sale Prospectus or Prospectus that are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement, the Time of Sale Prospectus or the Prospectus are fairly summarized in all material respects.

12.	The statements set forth in the Prospectus under the caption “Description of Securities and Securities We May Offer,” insofar as they purport to constitute a summary of the terms of the Certificate and Restated Bylaws and under the caption “Underwriting” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

13.	The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Time of Sale Prospectus and in the Prospectus will not be, an “investment company” or a person “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

14.	The Stock Certificate Form used to evidence the Common Stock complies in all material respects with the rules and regulations of the NASDAQ Global Market.

Exhibit C

Form of Holland & Hart LLP Opinion

1. The Company has been duly incorporated and is validly existing as a corporation and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own or lease, as the case may be, and operate its current properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and Pricing Agreement.

2. The Shares have been duly authorized for issuance and sale to the Underwriters pursuant to the Transaction Documents and, when issued and delivered by the Company pursuant to the Transaction Documents against payment of the consideration set forth in the Transaction Documents, will be validly issued and fully paid and non-assessable, and no holder of the Shares is or will be subject to personal liability for the debts or liabilities of the Company solely by reason of being such a holder, unless the stockholder acts as the alter ego of the Company.

3. The issuance and sale of the Shares by the Company are not subject to the preemptive or other similar rights of any securityholder of the Company arising solely from statutory preemptive rights under the laws of Nevada or under the Articles or Bylaws.

4. The Transaction Documents have been duly authorized, executed and delivered by the Company.

5. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Transaction Documents, including the issuance and sale of the Shares in accordance with the Transaction Documents do not violate (a) the Company’s Articles or Bylaws, (b) the Nevada corporations law or any Nevada statute, rule, or regulation, or (c) existing obligations of the Company under the express terms of any Nevada court order which, to our knowledge, names the Company and is specifically directed to it or its property.

6. The Stock Certificate Form used to evidence the Common Stock complies in all material respects with all Applicable Law and with any applicable requirements of the Articles and Bylaws.

Exhibit D

Form of Opinion of Beijing Rondos Law Firm

1) Each of Shenyang Taiyu Machinery and Electronic Equipment Co., Ltd. (“Taiyu”), SmartHeat Siping Beifang Energy Technology Co., Ltd. (“Siping”) and SanDeKe Co., Ltd. (“SanDeKe” and each of Taiyu, Siping and SanDeKe, a “PRC Subsidiary” and collectively the “PRC Subsidiaries”) has been duly organized and is validly existing as a foreign investment enterprise with limited liability under the PRC Laws; the business license of each PRC Subsidiary is in full force and effect; 100% of the equity interests of each of the PRC Subsidiaries is owned by the Company; all historical changes of business registration concerning each PRC Subsidiary have been duly approved by and registered and filed at the PRC Governmental Bodies and to the best of our knowledge after due inquiry, such equity interests are free and clear of all liens, encumbrances, equities or claims; the articles of association, the business license, the approval reply and certificate of approval, and other constituent documents of each of the PRC Subsidiaries comply with the requirements of applicable PRC Laws and are in full force and effect and there is no governmental inquiry or action to invalidate or otherwise question the legality and validity of these documents;

2) Except as disclosed in the Prospectus, all of the issued equity interests of each PRC Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; each PRC Subsidiary has obtained all approvals, authorizations, consents and orders, and has made all filings and registrations that are required under the PRC Laws for the ownership by the Company of its equity interest in the PRC Subsidiaries; and there are no other outstanding equity interests, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, nor any agreements or other obligations to issue or other rights to convert any obligation into, any equity interest in the PRC Subsidiaries; none of the outstanding shares of capital stock of any subsidiary of the Company was issued in violation of the preemptive or similar rights of any security holder of such subsidiary of the Company;

3) Except as disclosed in the Prospectus, each PRC Subsidiary has legal and valid title to all of its material properties and assets, free and clear of all liens, charges, encumbrances, equities, claims, defects, options and restrictions. Each lease agreement to which a PRC Subsidiary is a party is duly executed and legally binding; the leasehold interests of each PRC Subsidiary are fully protected by the terms of the lease agreements, which are valid, binding and enforceable in accordance with their respective terms under the PRC Laws; and no PRC Subsidiary owns, operates, manages or has any other right or interest in any other real property of any kind;

4) Each PRC Subsidiary has all necessary licenses, consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all PRC Governmental Bodies to own, lease, license and use its material properties, assets and conduct its business in the manner described in the Prospectus and such licenses, consents, authorizations, approvals, orders, certificates or permits contain no materially burdensome restrictions or conditions not described in the Prospectus; except as disclosed in the Prospectus, none of the PRC Subsidiaries has reason to believe that any PRC Governmental Body is considering modifying, suspending or revoking any such licenses, consents, authorizations, approvals, orders, certificates or permits and each PRC Subsidiary is in compliance with the provisions of all such licenses, consents, authorizations, approvals, orders, certificates or permits in all material respects;

5) All dividends and other distributions declared and payable upon the equity interests in Taiyu may, under the PRC Laws, be paid to the Company in Renminbi that may be converted into U.S. dollars and freely transferred out of the PRC, and all such dividends and other distributions are without the necessity of obtaining any Authorization in the PRC except for the SAFE’s approval;

6) To the best of our knowledge after due inquiry, neither the Company nor any PRC Subsidiary is (A) in breach of or in default under any PRC Laws, or (B) in breach of or in default under any approval, consent, waiver, authorization, exemption, permission, endorsement or license granted by any PRC Governmental Body; to the best of our knowledge after due inquiry, none of the PRC Subsidiaries is (X) in violation of its constituent documents, business licenses or permits or (Y) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

7) The statements in the Prospectus under “Risk Factors” and “Business”, and the statements in Item 1 on the Company’s annual report on Form 10-K/A for the year ended December 31, 2008 under “Business – Governmental and Environmental Regulations”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in Item 1A, to the extent such statements relate to matters of PRC Laws or to the provisions of documents therein described, are true, correct and fair in all material respects, and nothing has been omitted from such statements which would make the same misleading in any material respect;

8) Each PRC Subsidiary is the exclusive owner of all right, title and interest in and to the intellectual property of which such PRC Subsidiary has obtained registration certificates from competent PRC Governmental Bodies (the “Intellectual Property”), and the Company or such PRC Subsidiary has a valid right to use the Intellectual Property registered in the PRC as currently used or as currently contemplated to be used by the Company or such PRC Subsidiary, in each case, as described in the Prospectus; to the best of our knowledge after due inquiry, neither the Company nor any of its PRC Subsidiaries is infringing, misappropriating or violating any intellectual property right of any third party in the PRC; and no Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the use of such Intellectual Property.

9) No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the government of the PRC or to any political subdivision or taxing authority thereof or therein in connection with the sale and delivery by the Company of the Shares to or for the respective accounts of the Underwriters or the sale and delivery outside the PRC by the Underwriters of the Shares to the initial purchasers thereof in the manner contemplated in the Prospectus;

10) The indemnification and contribution provisions set forth In Section 10 of the Underwriting Agreement do not contravene the PRC Laws;

11) To the best of our knowledge after due inquiry, there are no legal, arbitration or governmental proceedings in the PRC pending to which a PRC Subsidiary or the Company is a party or of which any property of any of them is the subject which, if determined adversely, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, shareholders’ equity or results of operations of the Company or any PRC Subsidiary; and no such proceedings are threatened or contemplated by any PRC Governmental Body or threatened by others in the PRC;

12) The issue and sale of the Shares being delivered at the First Closing Date and the compliance by the Company with all of the provisions of the Underwriting Agreement and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any PRC Subsidiary is a party or by which the Company or any PRC Subsidiary is bound or to which any of the property or assets of the Company or such PRC Subsidiary is subject, nor will such action result in any violation of the provisions of the articles of association, business license or other constituent documents of the Company or the PRC Subsidiaries or any statute or any order, rule or regulation of any PRC Governmental Body having jurisdiction over the Company or the PRC Subsidiaries or any of their properties;

13) No Authorization of or with any PRC Governmental Body is required for the issue and sale of the Shares, the listing of the Shares on the NASDAQ Global Market, or the consummation of the transactions contemplated by the Underwriting Agreement, except such Authorizations as have been duly obtained in compliance with the PRC Laws and are in full force and effect; and the issue and sale of the Shares, the compliance by the Company with all of the provisions of the Underwriting Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any law or statute or any order, rule or regulation of any PRC Governmental Body;

14) On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission (“CSRC”), the Ministry of Commerce (“MOFCOM”), and the State Administration of Foreign Exchange (“SAFE”) promulgated the revised Rules on the Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “Rules”), which became effective on September 8, 2006. The Company acquired its PRC subsidiary, Taiyu, through a cash acquisition completed on April 14, 2008, and obtained all necessary approvals from PRC regulatory agencies, including the Shenyang MOFCOM, the competent Shenyang Administration for Industry & Commerce and SAFE. The Company did not and does not need to initiate an application for retroactive recognition by the CSRC for being listed and traded on the OTCBB, NASDAQ Capital Market, and the subsequent listing and trading of the Company’s Shares on NASDAQ Global Market should not require approval by the CSRC. The Rules do not and will not apply to the consummation of the transactions contemplated by the Underwriting Agreement, nor is the CSRC, MOFCOM or other PRC governmental approval required in connection with the above. The Company and its PRC Subsidiaries have received all proper and necessary approvals, permits and authorizations from PRC Governmental Bodies for their business transactions;

15) The descriptions of the Government Regulations on PRC regulations set forth in the Prospectus and the annual report on Form 10-K/A for the year ended December 31, 2008 under the caption “Business” are true, complete and fair in all material respects;

16) The restructuring of Taiyu from a limited liability company in the PRC to a wholly foreign owned enterprise (the “Restructuring”) did not (A) contravene any provision of applicable law or statute, rule or regulation of any PRC Governmental Body having jurisdiction over Taiyu or any of their properties, including the Rules, (B) contravene the articles of association, business license or other constituent documents of Taiyu or (C) conflict with or result in a breach or violation of any of the terms or provisions of: or constitute a default under, any license, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Taiyu is a party or by which Taiyu is bound or to which any of the property or assets of Taiyu is subject. Under applicable PRC rules, the Company’s acquisition of shares in Taiyu via a cross-border share swap requires MOFCOM approval at a local level with jurisdiction over Taiyu. Taiyu obtained an approval from the local branch of MOFCOM for expansion of its share capital before the onshore share-for-cash share transfer, giving the Company 71.6% ownership in July 2008, and submitted three onshore share-for-cash share transfer agreements covering the remaining 28.4% to the local branch of MOFCOM and obtained the approval for such share transfer in June 2009. As a result of these approvals, we confirm that the Company is the sole shareholder of Taiyu and the share exchange agreement dated April 14, 2008 is enforceable in the PRC. Under applicable PRC rules, after the Company has acquired shares in Taiyu via the onshore share-for-cash share transfer, Taiyu is required to register such share acquisition at the appropriate PRC business registration authority. After reviewing the above-mentioned approvals from PRC Governmental Bodies and despite the lack of evidence of full payment of the share purchase price in cash to the selling Chinese domestic shareholders and related foreign exchange registration, we confirm that the Company is entitled to and benefit from the remaining 28.4% ownership it acquired in Taiyu and Taiyu can obtain a new business license showing the Company as 100% shareholder of Taiyu.

17) All Authorizations required under the PRC Laws in connection with the Restructuring mentioned above have been obtained in writing and are in full force and effect, and no such Authorization has been withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed;

18) To the best of our knowledge after due inquiry, the Company’s Chairman and majority shareholder, Mr. Jun Wang, has all necessary licenses, consents, authorizations, registrations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with SAFE and all other PRC Governmental Bodies in connection with or related to his ownership and share capital of the Company; Mr. Wang’s ownership of share capital in the Company does not contravene any provision of applicable law or statute, or rule or regulation of SAFE or any other PRC Governmental Body;

19) Although we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, we have no reason to believe, insofar as the PRC Laws are concerned, that (a) the Registration Statement (other than the financial statements and related schedules therein, as to which we express no opinion), when it became effective, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading or (b) the Prospectus (other than the financial statements and related schedules therein, as to which we express no opinion), at the time the Prospectus was filed with the Commission or at the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein not misleading; and

20) The entry into, and performance or enforcement of the Underwriting Agreement in accordance with its terms will not subject the Underwriters to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of the Underwriting Agreement.

Exhibit D

Form of Lock-Up Agreement

SmartHeat, Inc.

Lock-Up Agreement

September     , 2009

William Blair & Company, L.L.C.	SmartHeat, Inc.
222 West Adams Street Chicago, Illinois 60606	A-1, 10, Street 7 Shenyang Economic and Technological Development Zone Shenyang, China 110027 People’s Republic of China

Re:	SmartHeat, Inc. — Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that William Blair & Company, L.L.C. (“William Blair”), as representative of the underwriters to be named therein (the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with SmartHeat, Inc., a Nevada corporation (the “Company”) providing for a public offering (the “Offering”) of shares (the “Offered Shares”) of the Company’s common stock (“Common Stock”) pursuant to a registration statement on Form S-3 (as amended, the “Registration Statement”) that was filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2009 and declared effective on August 6, 2009.

Pursuant to this agreement (the “Agreement”), to induce the Underwriters to enter into the Underwriting Agreement and in consideration of the agreement by the Underwriters to offer and sell the Offered Shares and in recognition of the benefit that the Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final prospectus covering the public offering of the Offered Shares and continuing to and including the date 180 days after the date of such final Prospectus (the “Lock-up Period”), the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, distribute, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company’s common stock (“Common Stock”), or any options or warrants to purchase any shares of Common Stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, “Common Stock Equivalents”) held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus or, in the case of Common Stock, issued pursuant to a Common Stock Equivalent held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus or acquired by the undersigned in the Offering (collectively the “Lock-up Shares”), (ii) enter into or establish any arrangement constituting a “put equivalent position,” as defined by Rule 16a-1(h) promulgated under the Securities Exchange Act of 1934, as amended, (iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Lock-up Shares, (iv) exercise any registration rights with respect to any Common Stock or Common Stock Equivalents or (v) announce an intent to do any of the forgoing, provided, however, that for the purpose of allowing the Underwriters to comply with NASD Rule 2711(f)(4), or the applicable successor FINRA Rule when published, if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in either case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless William Blair waives, in writing, such extension. William Blair agrees to waive such extension if the provisions of NASD Rule 2711(f)(4) (or any applicable successor rule) are not applicable to the subject transaction to be undertaken by the undersigned.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if the Lock-up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Lock-up Shares.

The restrictions in this Agreement shall not apply to transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering.

Notwithstanding the foregoing, the undersigned may transfer any or all Lock-up Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof have executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator, as the case may be, has executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of William Blair on behalf of the Underwriters. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee has executed and delivered to William Blair a written agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions. Following expiration of the Lock-up Period, it is understood and agreed that the undersigned may dispose of the Lock-up Shares free of any contractual obligation hereunder. Notwithstanding the foregoing, if, options for Common Stock held by the undersigned that are exercisable shall expire during the Lock-Up Period, unless exercised, the undersigned may exercise such options and sell the shares received upon exercise, to the extent necessary to satisfy obligations under a cashless exercise arrangement, without the consent of the Underwriters, provided the shares issued upon the exercise of such options shall be subject the terms of this Agreement and deemed Lock-up Shares except to the extent sold pursuant to such cashless exercise. The provisions of this Agreement do not modify, amend or otherwise affect any other agreements the undersigned may have with respect to Common Stock.

The undersigned understands that the Company and the Underwriters are relying upon this Agreement in proceeding toward consummation of the Offering and the proposed public offering is still confidential. The undersigned further understands that this Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns. If for any reason the Underwriting Agreement shall be terminate or be terminated prior to payment for and delivery of the Offered Shares on the closing date (as contemplated by the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Very truly yours,

Name - Please Print or Type

By:
Title, if any:
Date Signed:	, 2009

Schedule 1

Lock Up List:

Jun Wang	Chairman, President & CEO

Arnold Staloff	Director

Weiguo Wang	Director

Wenbin Lin	Director

Xin Li	Director

Zhijuan Guo	CFO & Treasurer

Huajun Ai	Corporate Secretary

Tie Cheng	VP, Production

Wen Sha	VP, Marketing

Feng Chen	Chief Technology Officer